Exhibit 99.1
FREMONT GENERAL CORPORATION PROVIDES INFORMATION REGARDING
SUSPENSION OF TRADING BY THE NYSE AND THE AVAILABILITY OF QUOTATIONS
FOR ITS COMMON STOCK AND TRUST PREFERRED SECURITIES ON THE PINK SHEETS
COMPANY ALSO ANNOUNCES AGREEMENT BY THE MAJORITY HOLDER OF THE
SENIOR NOTES TO FOREBEAR FROM PURSUIT OF REMEDIES
     (BREA, CALIFORNIA) — April 16, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“Bank”), announced on April 15, 2008 that trading in the Company’s Common Stock and the 9% Trust Originated Preferred Securities of Fremont General Financing I (“Trust Preferred Securities”) will be suspended by the New York Stock Exchange (the “NYSE”) prior to the opening of trading on Thursday, April 17, 2008.
     As of the suspension of trading, the Common Stock and Trust Preferred Securities are eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the counter. The Company was advised by the Financial Industry Regulatory Authority (“FINRA”) that the trading symbols for the Company’s Common Stock and the Trust Preferred Securities on the Pink Sheets will be “FMNT” and “FMNTP,” respectively. Information about the Pink Sheets can be found at www.pinksheets.com.
     In addition, the Company today received written notice from The Bank of New York (“Trustee”), Trustee for the Series B 7.875% Senior Notes due March 2009 (“Senior Notes”), that the holder of more than 75% of the Senior Notes (“Majority Holder”) has agreed to forbear the acceleration of the obligations owed under Senior Notes and the Indenture dated March 1, 1999 (as supplemented or otherwise modified, the “Indenture”) by and between the Trustee and the Company, while the Majority Holder explores options with the Company for a restructure of the Senior Note obligations. Thus, the Majority Holder also directed the Trustee not to accelerate the obligations owed under the Senior Notes at this time. This forbearance may be terminated by the Trustee or the Majority Holder at any time, and the Trustee and the Majority Holder have reserved all rights and remedies available to them under the Indenture, the Senior Notes and at law.
     This forbearance arises out of the Company not paying the Senior Note semi-annual interest payment of approximately $6.6 million, which was payable on March 17, 2008. Under the terms of the Indenture, the failure to pay the semi-annual interest payment within 30 days of the date such payment was originally due (i.e., by April 16, 2008), constitutes an event of default and entitles either the holders of 25% or more of the Senior Notes to exercise certain enforcement rights and remedies available under the Indenture, including, without limitation, the right to declare the principal of, and the accrued interest on, all Senior Notes to be immediately due and payable.
     The Company does not have plans to make this semi-annual interest payment at this time and there is no assurance that the Company will be able to make this payment in the future.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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